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                                                                    EXHIBIT 99.7


                               POPE & TALBOT, INC.

                             STOCK OPTION AGREEMENT


RECITALS

     A. The Corporation has implemented the Special Non-Employee Director Stock Retainer Fee Plan (the "Plan") pursuant to which eligible non-employee members of the Corporation's Board of Directors (the "Board") may elect to apply all or a portion of the annual retainer fee and any Chairman of the Board fees for the year to the acquisition of stock options in lieu of payment of those fees in cash.

     B. Optionee is an eligible non-employee Board member, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the grant of a stock option to purchase shares of the Corporation's common stock ("Common Stock") under the Plan.

     C. The granted option is intended to be a non-statutory option which does not meet the requirements of Section 422 of the Internal Revenue Code.

     D. All capitalized terms in this Agreement, to the extent not otherwise defined in the Agreement, shall have the meaning assigned to them in the attached Appendix.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, a Non-Statutory Option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

     2. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or Paragraph 6.

     3. LIMITED TRANSFERABILITY. During the lifetime of the Optionee the option may, in connection with the Optionee's estate plan, be assigned in whole or in part to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Should Optionee die while holding this option, then the option shall be transferred in accordance with Optionee's will or the laws of descent and distribution.




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     4.   EXERCISABILITY/VESTING. This option shall be immediately exercisable for any or all of the Option Shares as fully-vested shares and shall remain so exercisable until the Expiration Date or the sooner termination of the option term under Paragraph 5 or Paragraph 6. In no event, however, shall this option become exercisable for any of the Option Shares prior to stockholder approval of the Plan at the 1999 Annual Stockholders Meeting. Should such stockholder approval not be obtained, then this option shall immediately terminate.

     5. CESSATION OF BOARD SERVICE. Should Optionee cease service as a Board member while this option remains outstanding, then the option term specified in Paragraph 2 shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date in accordance with the following provisions:

          - Should Optionee cease for any reason to serve as a Board member while this option is outstanding, then the period during which this option may be exercised, for any or all of the Option Shares at the time subject to this option, shall be limited to the three
               (3)-year period measured from the date of such cessation of Board service. In no event, however, shall this option be exercisable at any time after the Expiration Date.

          - Should Optionee die while holding this option, then the personal representative of Optionee's estate or the person or persons to whom the option is transferred pursuant to Optionee's will or in accordance with the laws of descent and distribution shall have the right to exercise this option for any or all of the Option Shares at the time subject to this option. Such right shall terminate, and this option shall accordingly cease to be exercisable for such Option Shares, upon the earlier of (A) the expiration of the three (3)-year period measured from the date of Optionee's cessation of Board service or (B) the specified Expiration Date of the option term.

          6. CORPORATE TRANSACTION. This option shall terminate at the time of a Corporate Transaction, except to the extent assumed by the successor entity or its parent company. To the extent this option is so assumed, the option shall be appropriately adjusted, immediately after the Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the holder of this option in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price shall remain the same.

          7. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.



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          8.   STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          9.   MANNER OF EXERCISING OPTION.

          A. In order to exercise this option for all or any part of the Option Shares for which the option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) The Secretary of the Corporation shall be provided with written notice of the option exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Option Shares to be purchased under the exercised option.

               (ii) The aggregate Exercise Price for the purchased shares shall be paid in one or more of the following alternative forms:

                    - payment in cash or check made payable to the Corporation; or

                    - payment in shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                    - payment effected through a broker-dealer sale and remittance procedure pursuant to which Optionee shall provide irrevocable instructions (A) to a Corporation-designated brokerage firm to effect the immediate sale of the shares purchased under the option and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for those shares plus the applicable Federal, State and local income taxes required to be withheld by the Corporation by reason of such exercise and (B) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

               (iii) Appropriate documentation evidencing the right to exercise this option shall be furnished the Corporation if the person or persons exercising the option is other than the Optionee.

               (iv) Appropriate arrangement must be made with the Corporation for the satisfaction of all Federal, State and local income tax withholding requirements applicable to the option exercise.



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          B. Except to the extent the sale and remittance procedure specified above is utilized in connection with the exercise of the option, payment of the Exercise Price for the purchased shares must accompany the Exercise Notice delivered to the Corporation in connection with the option exercise.

          C. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate or certificates representing the purchased Option Shares.

          D. In no event may this option be exercised for any fractional shares.

          10. NO IMPAIRMENT OF RIGHTS. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets. In addition, this Agreement shall not in any way be construed or interpreted so as to affect adversely or otherwise impair the right of the Corporation or the stockholders to remove Optionee from the Board at any time in accordance with the provisions of applicable law.

          11.  COMPLIANCE WITH LAWS AND REGULATIONS.

          A. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of the New York Stock Exchange.

          B. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. However, the Corporation shall use its best efforts to obtain all such applicable approvals.

          12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraph 3 or Paragraph 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee's assigns and the legal representatives, heirs and legatees of Optionee's estate.

          13. CONSTRUCTION/GOVERNING LAW. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Oregon without resort to that State's conflict-of-laws rules.




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          14.  NOTICES. Any notice required to be given or delivered to the
Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.





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                                    EXHIBIT I

                               NOTICE OF EXERCISE


     I hereby notify Pope & Talbot, Inc. (the "Corporation") that I elect to purchase ______________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $_____ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's Special Non-Employee Director Stock Retainer Fee Plan on ________, 1999.

     Concurrently with the delivery of this Exercise Notice to the Secretary of the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker/dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price for any Purchased Shares.




___________________________________     ________________________________________
Date                                                   Optionee

                                        Address: _______________________________

                                        ________________________________________


Print name in exact manner
it is to appear on the
stock certificate:                      ________________________________________


Address to which certificate
is to be sent, if different
from address above:                     ________________________________________

                                        ________________________________________


Social Security Number:                 ________________________________________




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                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

     A.   AGREEMENT shall mean this Stock Option Agreement.

     B.   BOARD shall mean the Corporation's Board of Directors.

     C.   CODE shall mean the Internal Revenue Code of 1986, as amended.

     D.   COMMON STOCK shall mean the Corporation's common stock.

     E. CORPORATE TRANSACTION shall mean any of the following stockholder-approved transactions to which the Corporation is a party:

          (i) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

          (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

          (iii) any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     F.   CORPORATION shall mean Pope & Talbot, Inc., a Delaware corporation.

     H. EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

     I. EXERCISE PRICE shall mean the exercise price payable per share as specified in the Grant Notice.

     J. EXPIRATION DATE shall mean the date on which the option term expires as specified in the Grant Notice.

     K. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined as follows:

          (i) If the Common Stock is at the time listed or admitted to trading on the New York Stock Exchange or on any other national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question, as officially quoted on the composite tape of transactions on the exchange serving as the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.



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          (ii) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no reported closing selling price for the Common Stock on the grant date, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

     L. GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.

     M. GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

     N.   1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

     O. NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.

     P. OPTION SHARES shall mean the number of shares of Common Stock subject to the option.

     Q. OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.

     S. PLAN shall mean the Corporation's Special Non-Employee Director Stock Retainer Fee Plan.





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